As filed with the Securities and Exchange Commission on May 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTC SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-4816270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

FTC Solar, Inc.

9020 N Capital of Texas Hwy, Suite I-260,

Austin, Texas 78759

(737) 787-7906

(Address, Including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cathy Behnen

Chief Financial Officer

FTC Solar, Inc.

9020 N Capital of Texas Hwy, Suite I-260,

Austin, Texas 78759

(737) 787-7906

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

M. Ali Panjwani, Esq.

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, New York 10036

(212) 326-0820

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following Box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under the Registration Statement on Form S-3 (Registration No. 333-265842), declared effective by the SEC on July 7, 2022 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form S-3 (the “Registration Statement”), the Registrant may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this Registration Statement and (ii) January 3, 2026, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). In particular, the Registrant may continue to offer and sell under the Prior Registration Statement shares of common stock in its at-the-market offering through H.C. Wainwright & Co., LLC, as sales agent, which offering shall remain registered under the Prior Registration Statement using a prospectus supplement filed on May 1, 2025, until the Expiration Date. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

This registration statement contains two prospectuses:

•

A base prospectus, which covers the offering, issuance and sale by us of up to $65,000,000 in the aggregate of our common stock, preferred stock, debt securities, warrants and/or consisting of some or all of these securities; and

•

an At the Market Offering Agreement (“Sales Agreement”) prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $11,350,576 of our common stock that may be issued and sold under the sales agreement dated May 1, 2025, with H.C. Wainwright & Co., LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement prospectus immediately follows the base prospectus. Upon termination of the Sales Agreement with H.C. Wainwright & Co., LLC, any portion of the $11,350,576 of securities included in the Sales Agreement offering prospectus that remains unsold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $11,350,576 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 1, 2025

PROSPECTUS

$65,000,000 Common Stock, Preferred Stock, Debt Securities, Warrants by FTC Solar, Inc.

FTC Solar, Inc. may offer and sell from time to time in one or more offerings (i) common stock, (ii) preferred stock, (iii) debt securities, which may be senior or subordinated and convertible or non-convertible, and (iv) warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities. The aggregate offering price of all securities sold by us under this prospectus may not exceed $65,000,000.

This prospectus provides you with a general description of the securities and the general manner in which we may offer or sell the applicable securities. If required, more specific terms of the securities will be provided in an accompanying prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. For general information about the distribution of securities offered by us, see “Plan of Distribution for Securities Offered by Us.” The accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement before you invest.

Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “FTCI.” On April 29, 2025, the last reported sale price of our common stock as reported on Nasdaq was $3.42 per share.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” on page 11 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these factors before making your investment decision.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 1, 2025

ABOUT THIS PROSPECTUS

General

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $65,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate as of any other date. Our business, strategies, prospects, financial condition, results of operations or cash flows may have changed materially since those dates.

When used in this prospectus, unless the context otherwise requires, all references to “FTC Solar,” “we,” “us,” “our,” the “Company” and similar designations refer to FTC Solar, Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries.

Market, Industry and Other Data

This prospectus includes or incorporates by reference estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies and our own estimates based on our management’s knowledge of, and experience in, the industry and markets in which we compete. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products. Market data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market data. In addition, customer preferences are subject to change based on various factors, including those discussed under the headings “RISK FACTORS” and “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.” Accordingly, you are cautioned not to place undue reliance on such market data. References to our being a leader in a market or product category refer to our belief that we have a leading market share position in such specified market based on sales dollars, unless the context otherwise requires.

Trademarks, Service Marks and Trade Names

This prospectus includes our trademarks and trade names, including, but not limited to, Voyager Tracker and FTC Solar, which are protected under applicable intellectual property laws. This prospectus also may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

PROSPECTUS SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the section in this prospectus entitled “RISK FACTORS” and the documents incorporated by reference herein and therein, which are described under “WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE” in this prospectus.

FTC SOLAR, INC.

Overview

FTC Solar, Inc. was founded in 2017 and is incorporated in the state of Delaware. In April 2021, we completed an initial public offering (“IPO”), and our common stock currently trades on the Nasdaq Capital Market under the symbol “FTCI”.

We are a global provider of solar tracker systems, supported by proprietary software and value-added engineering services. Solar tracker systems move solar panels throughout the day to maintain an optimal orientation relative to the sun, thereby increasing the amount of solar energy produced at a solar installation. Our original two modules-in-portrait (“2P”) solar tracker system is marketed under the Voyager brand name (“Voyager”) and our one module-in-portrait (“1P”) solar tracker system is marketed under the Pioneer brand name (“Pioneer”). We also have a mounting solution to support the installation and use of U.S.-manufactured thin-film modules. Our primary software offerings include SUNPATH which helps customers optimize solar tracking for increased energy production and our SUNOPS real-time operations management platform. In addition, we have a team of renewable energy professionals available to assist our U.S. and worldwide clients in site layout, structural design, pile testing and other needs across the solar project development and construction cycle. Our products and services provide tracker solutions for large utility-scale solar and distributed generation projects around the world. Our customers are primarily engineering, procurement and construction companies (“EPCs”) and we also contract with developers and owners. The Company is headquartered in Austin, Texas, and has international subsidiaries in Australia, China, India, South Africa and Spain.

During 2024, we added to our executive leadership team. In August 2024, Yann Brandt joined the Company as President and Chief Executive Officer, and he is a member of our Board of Directors. Further, Cathy Behnen was appointed as our Chief Financial Officer in February 2024; we hired Alberto Echeverria, a former CEO and Executive Member of the Board of STI Norland, as our Senior Vice President of International Sales in May 2024; and Kent James joined us in January 2025 as our Chief Commercial Officer for North America.

On December 2, 2024, we entered into an asset purchase agreement with a third-party for the sale of certain assets, including intellectual property, associated with our Atlas web-based software platform, used by customers to organize and manage their solar project portfolios, for a price of $0.9 million, plus future potential earnout payments. The earnout payments, which could total up to $0.2 million, are contingent upon annual license renewals by certain existing customers during 2025.

On December 4, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor as the purchaser under the Purchase Agreement (the “Investor”). Pursuant to the Purchase Agreement, we sold, and the Investor purchased $15.0 million in principal amount of senior secured promissory notes (the “Senior Notes”) and warrants. The Senior Notes mature on December 4, 2029.

During 2024, we announced several large new project awards, involving supply agreements for delivery of up to 1 gigawatt of our tracker technology each with Strata Clean Energy, Sandhills Energy and Dunlieh Energy and we launched our automated hail stow solution, aimed at minimizing solar panel damage caused by hailstorms.

In January 2025, we entered into a 5-gigawatt supply Letter of Intent with Recurrent Energy. Recurrent is one of the world’s largest and most geographically diversified utility-scale solar developers. The projects are expected to be located in the U.S., Europe and Australia and utilize a combination of our 1P and 2P tracker technologies. It is anticipated that the first project revenue under this arrangement will begin in the second half of 2025.

Additionally, we were awarded a 333-megawatt project from GPG Naturgy, the power generation subsidiary of multinational energy leader Naturgy, which operates in more than 20 countries with 16 million customers. The project, which is located in Australia, will utilize our 1P Pioneer tracker and is expected to begin tracker production in mid-2025.

Also, in Q1 of 2025 we were awarded a 280-megawatt project from Rosendin, a top 5 EPC and the largest employee-owned electrical contractor in the U.S. The project, which is located on the U.S. West Coast, will also utilize our 1P Pioneer solution and is expected to begin tracker production in mid-2025.

On March 4, 2025, we entered into a binding term sheet (the “Term Sheet”) with the Investor, pursuant to which the Investor agreed to purchase up to $10,000,000 in principal amount of Senior Notes and warrants to purchase up to 1,166,667 shares of our common stock. We expect to enter into definitive documentation with respect to the transactions contemplated by the Term Sheet on or prior to May 31, 2025.

Finally, we received a $3.2 million earn-out on our prior investment in Dimension Energy. The payment, which was received in the first quarter of 2025, brings the total escrow release and earn-outs received since 2021 to more than $15 million.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, we elected to use the allowed extended transition period to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We also qualify as a smaller reporting company under the rules and regulations of the SEC.

Description of the Business

We currently offer trackers and software solutions targeting the utility-scale solar energy markets to current and potential customers in the United States, Asia, Europe, the Middle East, North Africa, South Africa and Australia.

Our Voyager tracking system is built upon a self-powered 2P single-axis tracker design utilizing a 60-meter independent row architecture, which we believe provides numerous advantages to our customers. We have expanded our Voyager tracker portfolio into ultra-large-format modules (“ULFMs”) and U.S. thin-film modules to accommodate the different customer solar installations. We also improved the resilience of the trackers by increasing wind speed tolerance up to 150 miles per hour.

In addition, our Pioneer 1P solar tracker solution leverages technological advantages of Voyager and provides what we believe to be numerous cost savings benefits to our customers relative to other 1P solutions, including faster assembly capability, a reduced pile count and embedment depth, and higher slope tolerance. We have continued to broaden compatibility options for Pioneer, including for ULFMs and the newest Series 7 U.S. thin-film modules, as well as additional foundation options, like screw piles.

Our SUNOPS operations management software is designed to help customers identify and resolve tracker underperformance issues, with insights down to a single tracker array. Our SUNPATH software can be used by customers to help recover energy lost due to row-to-row shading on undulating terrain and land-constrained sites while maximizing energy production on cloudy days, which allows our customers to maximize their solar site revenue. This is accomplished through adjusting the tracking angle of each row individually to minimize the impact of shadow casting, especially on undulating terrain, and to optimize tracking angles on cloudy days. SUNPATH leverages satellite imagery to predict cloud movements and to adjust the tracking system in real-time to provide optimal performance.

We continue to make efforts to expand our domestic and international footprint, along with our customer outreach efforts. As an example, in early 2025, we named one of the members of our executive leadership team as our Senior Vice President, Customer Excellence, to lead our initiatives to enhance customer satisfaction, retention and loyalty in order to support our long-term growth. In addition, in 2023, we established a Customer Advisory Board, chaired by the president of Powin, a global leader in energy storage systems, to provide support for our future expected growth and assist in our efforts to ensure a world-class customer experience.

The vast majority of our revenue in the periods preceding the date of this prospectus supplement was attributable to sales by our legal entities in the United States and Australia.

Since 2022, we have also been focused on efforts to improve our gross margins through design-to-value initiatives intended to reduce our product cost structure, as well as other efforts to make our period cost structure more efficient, without sacrificing service to our customers.

We currently operate in one business segment, the manufacturing and servicing of solar tracker systems.

We report both product and service revenue in our consolidated financial statements. Product revenue is derived from the sale of solar tracker systems and customized components for those systems, individual part sales for certain specific transactions and the sale of term-based software licenses. Service revenue includes revenue from shipping and handling services, engineering consulting and pile testing services, our subscription-based enterprise licensing model and maintenance and support services in connection with the term-based software licenses.

We incur costs associated with the revenue generated related to (i) the raw materials used in our solar tracker systems, including parts and components, (ii) equipment manufacturing activities, net of incentives earned, (iii) personnel costs attributable to procurement, installation and delivery of finished products and services, (iv) freight and delivery, (v) product warranty, (vi) insurance, and (vii) customer support.

We currently outsource all manufacturing to contract manufacturing partners. We are focused on growing our U.S. manufacturing supply partners in order to reduce lead times for our customers, as well as other potential benefits. As an example, on February 9, 2023, we entered into a limited liability company agreement with Taihua New Energy (Thailand) Co., LTD, a leading steel fabricator and an existing vendor, and DAYV LLC, for the creation of Alpha Steel LLC (“Alpha Steel”), a Delaware limited liability company dedicated to producing steel components, including torque tubes and structural fasteners, for utility-scale and distributed generation solar projects. The Alpha Steel facility, which is located outside of Houston in Sealy, Texas, began limited commercial production late in the fourth quarter of 2023. For further discussion, see Note 11 “Equity method investment” included in our consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In addition to Alpha Steel, we plan to continue to partner with other U.S.-based manufacturers to further add to our domestic content capabilities and we will continue to use existing and new international manufacturers to expand our capacity, as needed, to address anticipated increases in future volume.

Market Factors

Several market factors are driving the growth in solar energy including:

•	the declining cost of solar photovoltaic (PV) modules over the last several years, although this may be affected in the future in the event of higher tariffs being applied;

•	government incentives such as tax incentives, Renewable Portfolio Standards (“RPS”) and international climate commitments to accelerate the adoption of solar energy;

•	increasing demand for electricity associated with new data center construction and expansion of the use of artificial intelligence;

•	environmental concerns regarding greenhouse gas emissions;

•	technological advancements in solar panel design and efficiency; and

•	corporate sustainability goals, among other factors.

Our global market opportunity is driven by three primary factors: (i) overall growth in utility-scale solar projects, (ii) the increased usage of trackers as the preferred mounting system in utility-scale solar projects and (iii) our ability to execute our product roadmap by providing new products that improve performance and cost efficiency of solar power projects.

Governments across the globe have established policies to support a transition away from fossil fuels and towards low-carbon forms of energy, such as solar power. In the United States, while there is no federal legislation implementing RPS, over half of the states have implemented their own RPS policies with some setting ambitious targets of 50% or even 100% of electric power coming from renewable energy sources by specific dates.

The U.S. government has typically relied on federal tax credits, grants and loan programs to encourage development of new renewable energy technologies and projects. The most notable incentive program impacting our U.S. business has historically been the investment tax credit (“ITC”) for solar energy projects, which allows taxpayers to offset their U.S. federal income tax liability by a certain percentage of their cost basis in solar energy systems placed in service for commercial use. The Inflation Reduction Act of 2022 (“IRA”), passed by the U.S. Congress and signed into law by President Biden on August 16, 2022, expanded and extended the tax credits and other tax benefits available to solar energy projects and the solar energy supply chain. ITCs are currently available at a base rate of 30% for projects that begin construction by the end of 2032, and decline to 26% and 22% for projects beginning construction in 2033 and 2034, respectively. Bonus credits are additionally available for projects that meet applicable domestic content and prevailing wage and apprenticeship rules. U.S. manufacturers of specific solar components are now eligible to claim production tax credits under Section 45X of the Internal Revenue Code of 1986, as amended, which was established as part of the IRA and is a per-unit tax credit earned for each clean energy component manufactured domestically and sold by a manufacturer. Our investment in, and commitments made to, Alpha Steel allow us to obtain benefits of lower product costs from Alpha Steel as a result of the production tax credit program, subject to our level of purchases from Alpha Steel.

Globally, investments in renewable energy have accelerated since the Paris Agreement under the United Nations Framework Convention on Climate Change (the “Convention”), which became effective in 2016, and which requires signatory nations to set certain carbon reduction goals, among other commitments. However, the Trump Administration has issued an executive order to start the process to withdraw the United States from the Paris Agreement and is unlikely to support future international efforts to combat climate change. U.S. withdrawal from the Convention, however, does not limit the efforts by other signatories to achieve their commitments under the Convention.

Prior to the Trump Administration, these factors, along with efficiency improvements and cost reductions in the underlying photovoltaic cell technology used in solar energy production, have contributed to solar energy becoming the fastest growing source of new electricity in America. The U.S. Energy Information Administration, in its January 2025 Short-Term Energy Outlook, estimates that solar generation, as a result of capacity additions, will increase in the United States by 34% in 2025 and 17% in 2026 and will supply most of the increase in electrical generation during those years. The presidency of Donald Trump and Republican control of the U.S. Congress has created uncertainty regarding whether changes will be made to available tax credits and other government subsidies and whether other actions will be taken by the Trump Administration or Congress that eliminate or reduce solar-related incentives and subsidies or that otherwise directly or indirectly impact the solar energy industry, and which could have an adverse impact on short- and long-term outlook of the solar industry in the U.S. and abroad. We continue to monitor and adapt to developments and administrative updates surrounding the fast-paced changes in U.S. tariff policy.

Solar trackers have been gaining market share versus fixed-tilt mounting systems due to their ability to optimize energy production, accommodate more varied terrain and offer a more attractive return on investment. Based on information published in 2024 by Credence Research, in 2023, North America and Europe collectively accounted for over half of the solar tracker market with Asia Pacific having a market share around 38% – 42%. We believe we are well positioned to benefit from the accelerating adoption of both one and two-panel in-portrait tracker systems, bifacial panels and larger-format or higher-powered bifacial panels.

Our growth strategy is based on (i) increasing our market share in the United States, (ii) continuing our international expansion, including by increasing our sales to the distributed generation market, (iii) enhancing our tracker product offerings, (iv) reducing our operating costs through operating leverage, (v) expanding our software offering by supporting lean construction, operating, maintenance and lifecycle management and improving the attachment rate of enhanced software to tracker sales, and (vi) identifying additional strategic acquisitions or other opportunities.

Governmental Policies and Regulations

While U.S. federal and state governments have provided incentives for expansion of the use of solar energy as described above, other policies and actions of the U.S. federal government have had a negative impact on demand through creation of uncertainty as to the ability and cost of importing solar modules into the United States.

The Uyghur Forced Labor Prevention Act (“UFLPA”) was passed by the U.S. Congress and signed into law by President Biden on December 23, 2021. The UFLPA established a rebuttable presumption that the importation of any goods, wares, articles, and merchandise mined, produced, or manufactured wholly or in part in the Xinjiang Uyghur Autonomous Region of the People’s Republic of China (“Xinjiang”), or that are produced by certain entities, is prohibited by Section 307 of the Tariff Act of 1930 and that such goods, wares, articles, and merchandise are not entitled to entry to the United States. U.S. Customs and Border Protection (“CBP”) began implementing the presumption set out in the UFLPA on June 21, 2022, resulting in new rules for solar module importers and reviews by CBP.

On April 1, 2022, the U.S. Department of Commerce, in response to a petition by Auxin Solar, Inc. (“Auxin”), published a notice initiating an investigation (“the Solar Circumvention Investigation”) of claims related to alleged circumvention of U.S. antidumping and countervailing duties (“AD/CVD”) by solar manufacturers in certain Southeast Asian countries, in an effort to determine whether or not solar cells and/or modules made in those Southeast Asian nations use parts originating from China in order to circumvent the AD/CVD tariffs. On June 6, 2022, President Biden issued an Executive Order allowing U.S. solar deployers to import solar modules and cells from Cambodia, Malaysia, Thailand and Vietnam free from certain duties for 24 months, along with other incentives designed to accelerate U.S. domestic production of clean energy technologies. This moratorium ended in June 2024 and China-wide anti-dumping duties are now nearly 240% and countervailing duties for all other countries are over 15%. Additionally, on December 29, 2023, Auxin and Concept Clean Energy, Inc. filed suit in the U.S. Court of International Trade challenging the legal basis for the moratorium and implementing regulations. Several motions have been filed to date, including a motion to dismiss by the U.S. government, which the court rejected. If the suit proves successful, solar module importers could owe retroactive duties on goods that have already cleared customs. In addition, the U.S. Department of Commerce is currently conducting an antidumping and countervailing duty investigation into imports of Crystalline Silicon Photovoltaic Cells from Vietnam, Malaysia, Thailand and Cambodia, which may result in additional duties imposed on imports from those nations.

These policies and actions, along with delays in receiving permits from certain local and state entities, and backlogs in the interconnection queue study process in various regions, resulted in some developers deferring projects, which negatively impacted our 2024 and 2023 revenue and cash flows and may continue to negatively impact our revenue and our cash flows in 2025.

There continues to be some uncertainty in the market around achieving full compliance with UFLPA, whether related to sufficient traceability of materials or other factors. Escalating trade tensions, particularly between the United States and China, have led to increased tariffs and trade restrictions, including tariffs applicable to certain raw materials and components for our products. We have taken measures with the intention of mitigating the effect of tariffs and the impact of AD/CVD and UFLPA on our business by reducing our reliance on China and enhancing our U.S.-based and global supply chain, including through our investment in Alpha Steel.

Environmental, social and governance (“ESG”)

Our mission and core values

Our mission is to drive energy independence through effective and efficient solar engineering and innovation.

The following three central pillars are what we were founded on and what currently guides our company:

•	Sustainability, as we were born from sustainable products;

•	Innovation in the energy transition; and

•	Asset-light to provide efficient and flexible capacity.

We accelerate the adoption of renewable energy by reducing the cost of construction, simplifying the installation process and improving the energy yield of solar projects, thus supporting the transition away from fossil fuels. We make solar energy generation more efficient and attainable with our software, engineering and differentiated products.

We are committed to the following core values in the way we do business:

•	Integrity - We do the right thing. We are humble and listen to new ideas. We respect our customers and our teammates.

•	Accountability - We are all accountable and act with urgency. We are transparent and deliver on our commitments. We come together to solve problems.

•	Innovation - We collaborate to create world class solutions. We foster a learning culture. We turn great ideas into our future.

•	Excellence - We are committed to high quality. We plan well and execute flawlessly. We are focused on results.

Environmental management

We are committed to protecting our environment for the benefit of current and future generations. We design our products and operations to reduce environmental impacts and maximize environmental savings.

Since 2018, we have maintained ISO 14001:2015 certification through third-party assurance. The standard from the International Organization for Standardization (“ISO”) details the requirements for an environmental management system that we use to measure and manage our environmental performance. Specifically, our tracker business is ISO 9001:2015, ISO 14001:2015 and ISO 45001:2018 certified, and through Intertek has met the standards necessary to qualify for the UL certification for solar trackers. Our contract manufacturing partners also undergo a qualification process to remain on our approved vendor list, which includes a review and assessment of their environmental performance.

We assess our emissions across our global operations, focusing initially on Scope 1 and Scope 2 emissions. Our Scope 1 emissions cover a fleet of light-duty trucks we operate for equipment delivery and technical support. Our Scope 2 emissions are associated with purchased electricity primarily at our offices in Texas, India, Australia. All of our manufacturing is outsourced to contract manufacturing partners, and we currently do not own or lease any manufacturing facilities.

Seasonality

Our revenue may be impacted by seasonality and variability related to the timing of construction activity. Based on historical experience, we have experienced to some degree lower levels of customer purchasing during winter months in cold-weather climates as it is more costly to our customers to set foundations when the ground is frozen, however, such fluctuations due to seasonality have not had a material adverse impact on our operations.

Competition

The tracker industry is highly specialized and dominated by a relatively small number of companies. Our direct tracker competitors include Array Technologies, Inc., GameChange Solar, Nextracker Inc., and PVH. We also compete indirectly with manufacturers of fixed-tilt mounting systems. We compete on the basis of product performance and features, total cost of ownership (usually measured by the levelized cost of energy), reliability and duration of product warranty, sales, manufacturing and distribution capabilities, training, customer support and the ability to identify, hire and retain qualified personnel.

Several of our existing and potential competitors are significantly larger than we are and may have greater financial, marketing, manufacturing, distribution and customer support resources, as well as broader brand recognition and greater market penetration, especially in certain markets.

Patents, Trademarks and Trade Names

We maintain a robust program of research and development to continue to enhance and expand our product offerings to our customers.

Our trademarks and trade names include, but are not limited to, Voyager Tracker, Pioneer Tracker, SUNPATH, SUNOPS and FTC Solar, which are protected under applicable intellectual property laws. This Prospectus Supplement also may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this Prospectus Supplement are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

As of December 31, 2024, we had patents in the following locations:

Locations	Patents Granted	Patents Allowed and Pending for Examination
United States	49	2
Australia	4	1
All other	7	1

Total	60	4

Our issued U.S. patents are expected to expire between 2027 and 2043.

Corporate Information

We were incorporated under the laws of the State of Delaware on January 3, 2017 under the name FTC Solar, Inc. Our principal executive offices are located at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759. Our telephone number is (737) 787-7906. Our website address is www.ftcsolar.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider information on our website to be part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, strategies, prospects, financial condition, results of operations or cash flows and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks incudes or refers to forward-looking statements. You should read the explanations and limitations on such forward-looking statements discussed elsewhere in the prospectus under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus and any accompanying prospectus supplement may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. In addition, with respect to the acquisition discussed in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, these factors also include risks related to: (1) costs related to the integration of the acquisition, (2) the inability to successfully merge goals and technology with the acquisition company, (3) the ability to recognize the anticipated benefits of the acquisition (including expected orders and revenues for the acquisition company, which are based on our reasonable due diligence of such company and the information and representations that such company has made to us), which may be affected by, among other things, competition, brand recognition, the ability of the combined companies to grow and manage growth profitably and retain their key employees, (4) the failure of the combined companies to effectively scale tracker systems and solutions in certain international markets and (5) changes in applicable laws or regulations that impact the feasibility of the operations of the combined companies. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities offered by this prospectus in connection with the primary offering for general corporate purposes, including the financing of our operations and possible business acquisitions or investments.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material provisions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and does not purport to be complete and is qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), each as in effect as of the date of this prospectus. Copies of these documents are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our amended and restated certificate of incorporation authorizes capital stock consisting of:

•	850,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001 per share.

As of April 28, 2025, there were 13,071,548 shares of common stock outstanding, held by 28 stockholders of record, and no shares of preferred stock outstanding. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our common stock do not have cumulative voting rights in the election of directors.

Dividends

Holders of shares of our common stock are entitled to receive ratably those dividends, if any, when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock are entitled to receive ratably our remaining assets legally available for distribution.

Rights and Preferences

Our common stock is not subject to further calls or assessments by us. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock or any other series or class of stock we may authorize and issue in the future.

Fully Paid and Non-Assessable

All shares of our common stock outstanding are fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, the total number of authorized shares of preferred stock is 10,000,000 shares. We have no shares of preferred stock issued or outstanding.

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue one or more series of preferred stock (including convertible preferred stock) without stockholder approval, unless required by law or any stock exchange. Our board of directors has the discretion to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption or repurchase rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of our common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Options

As of April 29, 2025, options to purchase in the aggregate 206,405 shares of our common stock were outstanding under our equity compensation plans.

Anti-Takeover Provisions

Certain provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our capital stock entitled to vote generally in the election of directors are able to elect all our directors.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with the number of directors in each class being as nearly equal in number as possible. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered terms. Our amended and restated certificate of incorporation provides that directors may only be removed from our board of directors for cause by the affirmative vote of a majority of the shares entitled to vote. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of a majority of the board of directors or the chairman of the board of directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of our management.

Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our capital stock entitled to vote thereon were present and voted, unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent at any time. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Further, our amended and restated bylaws provide that only the chairperson of our board of directors or a majority of our board of directors may call special meetings of our stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least two-thirds of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes which all our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our amended and restated certificate of incorporation.

The foregoing provisions of our amended and restated certificate of incorporation and our amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit stockholders.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of FTC Solar. Pursuant to Section 262 of the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s shares thereafter devolved by operation of law.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders, (iii) action asserting a claim against us, any director or our officers and employees arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or as to which the DGCL confers exclusive jurisdiction on the

Court of Chancery, (iv) action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws, (v) action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine, or (vi) any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL; provided, however, that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to us or our stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on Nasdaq under the symbol “FTCI.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	whether or not such debt securities are guaranteed;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	any restrictions our ability to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock;

•	redeem capital stock;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the denominations in which we will issue the series of debt securities;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The accompanying prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The accompanying prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY US

We are registering common stock, preferred stock, debt securities and warrants with an aggregate offering price of up to $65,000,000, to be sold by us under a shelf registration process. We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters for resale to purchasers;

•	through dealers to purchasers;

•	through agents to purchasers;

•	directly to one or more purchasers; or

•	through a combination of these methods of sale.

We may also sell the securities offered by this prospectus in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on Nasdaq or such other securities exchanges or quotation or trading services.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the accompanying prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the accompanying prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the accompanying prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the accompanying prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the accompanying prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the accompanying prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Pryor Cashman LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Pryor Cashman LLP, New York, New York may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of FTC Solar Inc. (the Company) as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference in this prospectus and any accompanying prospectus supplement, are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.ftcsolar.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference and is not part of this prospectus or any accompanying prospectus supplement.

The rules of the SEC allow us to incorporate by reference into this prospectus and any accompanying prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;

•	Current Reports on Form 8-K, filed on March 10, 2025 and March 31, 2025, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K

•

The portions of the Definitive Proxy Statement on Schedule 14A, filed on October 11, 2024, that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	The description of common stock set forth in the Description of Registrant’s Securities, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus but not delivered with this prospectus. You should direct requests for those documents to FTC Solar, Inc., 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759, Attention: Bill Michalek (telephone: (737) 787-7906). Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT AN OFFER TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 1, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2025)

FTC SOLAR, INC.

Up to $11,350,576

Common Stock

We have entered into an At the Market Offering Agreement dated as of May 1, 2025 (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Manager” or “Wainwright”), relating to the sale of shares of our common stock, $0.0001 par value per share (the “common stock”). In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock through the Manager acting as sales agent and/or principal. Pursuant to this prospectus supplement and the accompanying base prospectus, from time to time we may offer and sell shares of our common stock having an aggregate offering price of up to $11,350,576.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Subject to terms of the Sales Agreement, the Manager is not required to sell any specific number or dollar amounts of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Manager and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Manager will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our shares of common stock on our behalf, the Manager will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Manager will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Manager with respect to certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-18 of this prospectus supplement.

We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock under this prospectus supplement and the accompanying base prospectus.

Our common stock is listed and trades on the Nasdaq Capital Market under the symbol “FTCI.” The last sale price of our shares of common stock on April 29, 2025 was $3.42 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, computed by reference to the price at which our common stock was last sold on the Nasdaq Capital Market on April 29, 2025, which was $3.42 per share, was $11,350,576, based on 9,966,612 shares of our outstanding common stock as of the date of this prospectus supplement, of which 6,861,675 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold approximately $0 of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our shares of common stock involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these shares or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is     , 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-[●]) utilizing a shelf registration process relating to the securities described in this prospectus supplement was filed with the SEC on May 1, 2025 and was declared effective on [●], 2025.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying base prospectus. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein. You should assume that the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference is accurate only as of their respective dates.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying base prospectus. We have not, and the Manager has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying base prospectus and the information incorporated by reference herein and therein. We and the Manager do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. We are not, and the Manager is not, making an offer of the securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying base prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying base prospectus the terms, the terms “FTC Solar,” the “Company,” “we,” “our” or “us” in this prospectus supplement refer to FTC Solar, Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K (as such risk factors may be updated from time to time in our public filings). Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the accompanying prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement and accompanying base prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the section in this prospectus supplement entitled “Risk Factors” and the documents incorporated by reference herein and therein, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and accompanying base prospectus.

Overview

FTC Solar, Inc. was founded in 2017 and is incorporated in the state of Delaware. In April 2021, we completed an initial public offering (“IPO”), and our common stock currently trades on the Nasdaq Capital Market under the symbol “FTCI”.

We are a global provider of solar tracker systems, supported by proprietary software and value-added engineering services. Solar tracker systems move solar panels throughout the day to maintain an optimal orientation relative to the sun, thereby increasing the amount of solar energy produced at a solar installation. Our original two modules-in-portrait (“2P”) solar tracker system is marketed under the Voyager brand name (“Voyager”) and our one module-in-portrait (“1P”) solar tracker system is marketed under the Pioneer brand name (“Pioneer”). We also have a mounting solution to support the installation and use of U.S.-manufactured thin-film modules. Our primary software offerings include SUNPATH which helps customers optimize solar tracking for increased energy production and our SUNOPS real-time operations management platform. In addition, we have a team of renewable energy professionals available to assist our U.S. and worldwide clients in site layout, structural design, pile testing and other needs across the solar project development and construction cycle. Our products and services provide tracker solutions for large utility-scale solar and distributed generation projects around the world. Our customers are primarily engineering, procurement and construction companies (“EPCs”) and we also contract with developers and owners. The Company is headquartered in Austin, Texas, and has international subsidiaries in Australia, China, India, South Africa and Spain.

During 2024, we added to our executive leadership team. In August 2024, Yann Brandt joined the Company as President and Chief Executive Officer, and he is a member of our Board of Directors. Further, Cathy Behnen was appointed as our Chief Financial Officer in February 2024; we hired Alberto Echeverria, a former CEO and Executive Member of the Board of STI Norland, as our Senior Vice President of International Sales in May 2024; and Kent James joined us in January 2025 as our Chief Commercial Officer for North America.

On December 2, 2024, we entered into an asset purchase agreement with a third-party for the sale of certain assets, including intellectual property, associated with our Atlas web-based software platform, used by customers to organize and manage their solar project portfolios, for a price of $0.9 million, plus future potential earnout payments. The earnout payments, which could total up to $0.2 million, are contingent upon annual license renewals by certain existing customers during 2025.

On December 4, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor as the purchaser under the Purchase Agreement (the “Investor”). Pursuant to the Purchase Agreement, we sold, and the Investor purchased $15.0 million in principal amount of senior secured promissory notes (the “Senior Notes”) and warrants. The Senior Notes mature on December 4, 2029.

During 2024, we announced several large new project awards, involving supply agreements for delivery of up to 1 gigawatt of our tracker technology each with Strata Clean Energy, Sandhills Energy and Dunlieh Energy and we launched our automated hail stow solution, aimed at minimizing solar panel damage caused by hailstorms.

In January 2025, we entered into a 5-gigawatt supply Letter of Intent with Recurrent Energy. Recurrent is one of the world’s largest and most geographically diversified utility-scale solar developers. The projects are expected to be located in the U.S., Europe and Australia and utilize a combination of our 1P and 2P tracker technologies. It is anticipated that the first project revenue under this arrangement will begin in the second half of 2025.

Additionally, we were awarded a 333-megawatt project from GPG Naturgy, the power generation subsidiary of multinational energy leader Naturgy, which operates in more than 20 countries with 16 million customers. The project, which is located in Australia, will utilize our 1P Pioneer tracker and is expected to begin tracker production in mid-2025.

Also, in Q1 of 2025 we were awarded a 280-megawatt project from Rosendin, a top 5 EPC and the largest employee-owned electrical contractor in the U.S. The project, which is located on the U.S. West Coast, will also utilize our 1P Pioneer solution and is expected to begin tracker production in mid-2025.

On March 4, 2025, we entered into a binding term sheet (the “Term Sheet”) with the Investor, pursuant to which the Investor agreed to purchase up to $10,000,000 in principal amount of Senior Notes and warrants to purchase up to 1,166,667 shares of our common stock. We expect to enter into definitive documentation with respect to the transactions contemplated by the Term Sheet on or prior to May 31, 2025.

Finally, we received a $3.2 million earn-out on our prior investment in Dimension Energy. The payment, which was received in the first quarter of 2025, brings the total escrow release and earn-outs received since 2021 to more than $15 million.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, we elected to use the allowed extended transition period to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We also qualify as a smaller reporting company under the rules and regulations of the SEC.

Description of the Business

We currently offer trackers and software solutions targeting the utility-scale solar energy markets to current and potential customers in the United States, Asia, Europe, the Middle East, North Africa, South Africa and Australia.

Our Voyager tracking system is built upon a self-powered 2P single-axis tracker design utilizing a 60-meter independent row architecture, which we believe provides numerous advantages to our customers. We have expanded our Voyager tracker portfolio into ultra-large-format modules (“ULFMs”) and U.S. thin-film modules to accommodate the different customer solar installations. We also improved the resilience of the trackers by increasing wind speed tolerance up to 150 miles per hour.

In addition, our Pioneer 1P solar tracker solution leverages technological advantages of Voyager and provides what we believe to be numerous cost savings benefits to our customers relative to other 1P solutions, including faster assembly capability, a reduced pile count and embedment depth, and higher slope tolerance. We have continued to broaden compatibility options for Pioneer, including for ULFMs and the newest Series 7 U.S. thin-film modules, as well as additional foundation options, like screw piles.

Our SUNOPS operations management software is designed to help customers identify and resolve tracker underperformance issues, with insights down to a single tracker array. Our SUNPATH software can be used by customers to help recover energy lost due to row-to-row shading on undulating terrain and land-constrained sites while maximizing energy production on cloudy days, which allows our customers to maximize their solar site revenue. This is accomplished through adjusting the tracking angle of each row individually to minimize the impact of shadow casting, especially on undulating terrain, and to optimize tracking angles on cloudy days. SUNPATH leverages satellite imagery to predict cloud movements and to adjust the tracking system in real-time to provide optimal performance.

We continue to make efforts to expand our domestic and international footprint, along with our customer outreach efforts. As an example, in early 2025, we named one of the members of our executive leadership team as our Senior Vice President, Customer Excellence, to lead our initiatives to enhance customer satisfaction, retention and loyalty in order to support our long-term growth. In addition, in 2023, we established a Customer Advisory Board, chaired by the president of Powin, a global leader in energy storage systems, to provide support for our future expected growth and assist in our efforts to ensure a world-class customer experience.

The vast majority of our revenue in the periods preceding the date of this prospectus supplement was attributable to sales by our legal entities in the United States and Australia.

Since 2022, we have also been focused on efforts to improve our gross margins through design-to-value initiatives intended to reduce our product cost structure, as well as other efforts to make our period cost structure more efficient, without sacrificing service to our customers.

We currently operate in one business segment, the manufacturing and servicing of solar tracker systems.

We report both product and service revenue in our consolidated financial statements. Product revenue is derived from the sale of solar tracker systems and customized components for those systems, individual part sales for certain specific transactions and the sale of term-based software licenses. Service revenue includes revenue from shipping and handling services, engineering consulting and pile testing services, our subscription-based enterprise licensing model and maintenance and support services in connection with the term-based software licenses.

We incur costs associated with the revenue generated related to (i) the raw materials used in our solar tracker systems, including parts and components, (ii) equipment manufacturing activities, net of incentives earned, (iii) personnel costs attributable to procurement, installation and delivery of finished products and services, (iv) freight and delivery, (v) product warranty, (vi) insurance, and (vii) customer support.

We currently outsource all manufacturing to contract manufacturing partners. We are focused on growing our U.S. manufacturing supply partners in order to reduce lead times for our customers, as well as other potential benefits. As an example, on February 9, 2023, we entered into a limited liability company agreement with Taihua New Energy (Thailand) Co., LTD, a leading steel fabricator and an existing vendor, and DAYV LLC, for the creation of Alpha Steel LLC (“Alpha Steel”), a Delaware limited liability company dedicated to producing steel components, including torque tubes and structural fasteners, for utility-scale and distributed generation solar projects. The Alpha Steel facility, which is located outside of Houston in Sealy, Texas, began limited commercial production late in the fourth quarter of 2023. For further discussion, see Note 11 “Equity method investment” included in our consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In addition to Alpha Steel, we plan to continue to partner with other U.S.-based manufacturers to further add to our domestic content capabilities and we will continue to use existing and new international manufacturers to expand our capacity, as needed, to address anticipated increases in future volume.

Market Factors

Several market factors are driving the growth in solar energy including:

•	the declining cost of solar photovoltaic (PV) modules over the last several years, although this may be affected in the future in the event of higher tariffs being applied;

•	government incentives such as tax incentives, Renewable Portfolio Standards (“RPS”) and international climate commitments to accelerate the adoption of solar energy;

•	increasing demand for electricity associated with new data center construction and expansion of the use of artificial intelligence;

•	environmental concerns regarding greenhouse gas emissions;

•	technological advancements in solar panel design and efficiency; and

•	corporate sustainability goals, among other factors.

Our global market opportunity is driven by three primary factors: (i) overall growth in utility-scale solar projects, (ii) the increased usage of trackers as the preferred mounting system in utility-scale solar projects and (iii) our ability to execute our product roadmap by providing new products that improve performance and cost efficiency of solar power projects.

Governments across the globe have established policies to support a transition away from fossil fuels and towards low-carbon forms of energy, such as solar power. In the United States, while there is no federal legislation implementing RPS, over half of the states have implemented their own RPS policies with some setting ambitious targets of 50% or even 100% of electric power coming from renewable energy sources by specific dates.

The U.S. government has typically relied on federal tax credits, grants and loan programs to encourage development of new renewable energy technologies and projects. The most notable incentive program impacting our U.S. business has historically been the investment tax credit (“ITC”) for solar energy projects, which allows taxpayers to offset their U.S. federal income tax liability by a certain percentage of their cost basis in solar energy systems placed in service for commercial use. The Inflation Reduction Act of 2022 (“IRA”), passed by the U.S. Congress and signed into law by President Biden on August 16, 2022, expanded and extended the tax credits and other tax benefits available to solar energy projects and the solar energy supply chain. ITCs are currently available at a base rate of 30% for projects that begin construction by the end of 2032, and decline to 26% and 22% for projects beginning construction in 2033 and 2034, respectively. Bonus credits are additionally available for projects that meet applicable domestic content and prevailing wage and apprenticeship rules. U.S. manufacturers of specific solar components are now eligible to claim production tax credits under Section 45X of the Internal Revenue Code of 1986, as amended, which was established as part of the IRA and is a per-unit tax credit earned for each clean energy component manufactured domestically and sold by a manufacturer. Our investment in, and commitments made to, Alpha Steel allow us to obtain benefits of lower product costs from Alpha Steel as a result of the production tax credit program, subject to our level of purchases from Alpha Steel.

Globally, investments in renewable energy have accelerated since the Paris Agreement under the United Nations Framework Convention on Climate Change (the “Convention”), which became effective in 2016, and which requires signatory nations to set certain carbon reduction goals, among other commitments. However, the Trump Administration has issued an executive order to start the process to withdraw the United States from the Paris Agreement and is unlikely to support future international efforts to combat climate change. U.S. withdrawal from the Convention, however, does not limit the efforts by other signatories to achieve their commitments under the Convention.

Prior to the Trump Administration, these factors, along with efficiency improvements and cost reductions in the underlying photovoltaic cell technology used in solar energy production, have contributed to solar energy becoming the fastest growing source of new electricity in America. The U.S. Energy Information Administration, in its January 2025 Short-Term Energy Outlook, estimates that solar generation, as a result of capacity additions, will increase in the United States by 34% in 2025 and 17% in 2026 and will supply most of the increase in electrical generation during those years. The presidency of Donald Trump and Republican control of the U.S. Congress has created uncertainty regarding whether changes will be made to available tax credits and other government subsidies and whether other actions will be taken by the Trump Administration or Congress that eliminate or reduce solar-related incentives and subsidies or that otherwise directly or indirectly impact the solar energy industry, and which could have an adverse impact on short- and long-term outlook of the solar industry in the U.S. and abroad. We continue to monitor and adapt to developments and administrative updates surrounding the fast-paced changes in U.S. tariff policy.

Solar trackers have been gaining market share versus fixed-tilt mounting systems due to their ability to optimize energy production, accommodate more varied terrain and offer a more attractive return on investment. Based on information published in 2024 by Credence Research, in 2023, North America and Europe collectively accounted for over half of the solar tracker market with Asia Pacific having a market share around 38% – 42%. We believe we are well positioned to benefit from the accelerating adoption of both one and two-panel in-portrait tracker systems, bifacial panels and larger-format or higher-powered bifacial panels.

Our growth strategy is based on (i) increasing our market share in the United States, (ii) continuing our international expansion, including by increasing our sales to the distributed generation market, (iii) enhancing our tracker product offerings, (iv) reducing our operating costs through operating leverage, (v) expanding our software offering by supporting lean construction, operating, maintenance and lifecycle management and improving the attachment rate of enhanced software to tracker sales, and (vi) identifying additional strategic acquisitions or other opportunities.

Governmental Policies and Regulations

While U.S. federal and state governments have provided incentives for expansion of the use of solar energy as described above, other policies and actions of the U.S. federal government have had a negative impact on demand through creation of uncertainty as to the ability and cost of importing solar modules into the United States.

The Uyghur Forced Labor Prevention Act (“UFLPA”) was passed by the U.S. Congress and signed into law by President Biden on December 23, 2021. The UFLPA established a rebuttable presumption that the importation of any goods, wares, articles, and merchandise mined, produced, or manufactured wholly or in part in the Xinjiang Uyghur Autonomous Region of the People’s Republic of China (“Xinjiang”), or that are produced by certain entities, is prohibited by Section 307 of the Tariff Act of 1930 and that such goods, wares, articles, and merchandise are not entitled to entry to the United States. U.S. Customs and Border Protection (“CBP”) began implementing the presumption set out in the UFLPA on June 21, 2022, resulting in new rules for solar module importers and reviews by CBP.

On April 1, 2022, the U.S. Department of Commerce, in response to a petition by Auxin Solar, Inc. (“Auxin”), published a notice initiating an investigation (“the Solar Circumvention Investigation”) of claims related to alleged circumvention of U.S. antidumping and countervailing duties (“AD/CVD”) by solar manufacturers in certain Southeast Asian countries, in an effort to determine whether or not solar cells and/or modules made in those Southeast Asian nations use parts originating from China in order to circumvent the AD/CVD tariffs. On June 6, 2022, President Biden issued an Executive Order allowing U.S. solar deployers to import solar modules and cells from Cambodia, Malaysia, Thailand and Vietnam free from certain duties for 24 months, along with other incentives designed to accelerate U.S. domestic production of clean energy technologies. This moratorium ended in June 2024 and China-wide anti-dumping duties are now nearly 240% and countervailing duties for all other countries are over 15%. Additionally, on December 29, 2023, Auxin and Concept Clean Energy, Inc. filed suit in the U.S. Court of International Trade challenging the legal basis for the moratorium and implementing regulations. Several motions have been filed to date, including a motion to dismiss by the U.S. government, which the court rejected. If the suit proves successful, solar module importers could owe retroactive duties on goods that have already cleared customs. In addition, the U.S. Department of Commerce is currently conducting an antidumping and countervailing duty investigation into imports of Crystalline Silicon Photovoltaic Cells from Vietnam, Malaysia, Thailand and Cambodia, which may result in additional duties imposed on imports from those nations.

These policies and actions, along with delays in receiving permits from certain local and state entities, and backlogs in the interconnection queue study process in various regions, resulted in some developers deferring projects, which negatively impacted our 2024 and 2023 revenue and cash flows and may continue to negatively impact our revenue and our cash flows in 2025.

There continues to be some uncertainty in the market around achieving full compliance with UFLPA, whether related to sufficient traceability of materials or other factors. Escalating trade tensions, particularly between the United States and China, have led to increased tariffs and trade restrictions, including tariffs applicable to certain raw materials and components for our products. We have taken measures with the intention of mitigating the effect of tariffs and the impact of AD/CVD and UFLPA on our business by reducing our reliance on China and enhancing our U.S.-based and global supply chain, including through our investment in Alpha Steel.

Environmental, social and governance (“ESG”)

Our mission and core values

Our mission is to drive energy independence through effective and efficient solar engineering and innovation.

The following three central pillars are what we were founded on and what currently guides our company:

•	Sustainability, as we were born from sustainable products;

•	Innovation in the energy transition; and

•	Asset-light to provide efficient and flexible capacity.

We accelerate the adoption of renewable energy by reducing the cost of construction, simplifying the installation process and improving the energy yield of solar projects, thus supporting the transition away from fossil fuels. We make solar energy generation more efficient and attainable with our software, engineering and differentiated products.

We are committed to the following core values in the way we do business:

•	Integrity - We do the right thing. We are humble and listen to new ideas. We respect our customers and our teammates.

•	Accountability - We are all accountable and act with urgency. We are transparent and deliver on our commitments. We come together to solve problems.

•	Innovation - We collaborate to create world class solutions. We foster a learning culture. We turn great ideas into our future.

•	Excellence - We are committed to high quality. We plan well and execute flawlessly. We are focused on results.

Environmental management

We are committed to protecting our environment for the benefit of current and future generations. We design our products and operations to reduce environmental impacts and maximize environmental savings.

Since 2018, we have maintained ISO 14001:2015 certification through third-party assurance. The standard from the International Organization for Standardization (“ISO”) details the requirements for an environmental management system that we use to measure and manage our environmental performance. Specifically, our tracker business is ISO 9001:2015, ISO 14001:2015 and ISO 45001:2018 certified, and through Intertek has met the standards necessary to qualify for the UL certification for solar trackers. Our contract manufacturing partners also undergo a qualification process to remain on our approved vendor list, which includes a review and assessment of their environmental performance.

We assess our emissions across our global operations, focusing initially on Scope 1 and Scope 2 emissions. Our Scope 1 emissions cover a fleet of light-duty trucks we operate for equipment delivery and technical support. Our Scope 2 emissions are associated with purchased electricity primarily at our offices in Texas, India, Australia. All of our manufacturing is outsourced to contract manufacturing partners, and we currently do not own or lease any manufacturing facilities.

Seasonality

Our revenue may be impacted by seasonality and variability related to the timing of construction activity. Based on historical experience, we have experienced to some degree lower levels of customer purchasing during winter months in cold-weather climates as it is more costly to our customers to set foundations when the ground is frozen, however, such fluctuations due to seasonality have not had a material adverse impact on our operations.

Competition

The tracker industry is highly specialized and dominated by a relatively small number of companies. Our direct tracker competitors include Array Technologies, Inc., GameChange Solar, Nextracker Inc., and PVH. We also compete indirectly with manufacturers of fixed-tilt mounting systems. We compete on the basis of product performance and features, total cost of ownership (usually measured by the levelized cost of energy), reliability and duration of product warranty, sales, manufacturing and distribution capabilities, training, customer support and the ability to identify, hire and retain qualified personnel.

Several of our existing and potential competitors are significantly larger than we are and may have greater financial, marketing, manufacturing, distribution and customer support resources, as well as broader brand recognition and greater market penetration, especially in certain markets.

Patents, Trademarks and Trade Names

We maintain a robust program of research and development to continue to enhance and expand our product offerings to our customers.

Our trademarks and trade names include, but are not limited to, Voyager Tracker, Pioneer Tracker, SUNPATH, SUNOPS and FTC Solar, which are protected under applicable intellectual property laws. This Prospectus Supplement also may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this Prospectus Supplement are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

As of December 31, 2024, we had patents in the following locations:

Locations	Patents Granted	Patents Allowed and Pending for Examination
United States	49	2
Australia	4	1
All other	7	1

Total	60	4

Our issued U.S. patents are expected to expire between 2027 and 2043.

Corporate Information

We were incorporated under the laws of the State of Delaware on January 3, 2017 under the name FTC Solar, Inc. Our principal executive offices are located at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759. Our telephone number is (737) 787-7906. Our website address is www.ftcsolar.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

THE OFFERING

Common Stock Offered in This Offering	Shares of our common stock having an aggregate offering price of up to $11,350,576.

Common Stock Outstanding Before This Offering	13,071,548 shares.

Common Stock to be Outstanding After This Offering	16,390,430 shares, assuming sales at a price of $3.42 per share, which was the closing price of our common stock on Nasdaq on April 29, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	An “at the market offering” that may be made from time to time through Wainwright as sales agent or principal. See “Plan of Distribution” on page S-18 of this prospectus supplement for more information.

Use of Proceeds	We intend to use the net proceeds, if any, from this offering for general corporate purposes, including working capital and operating expenses. We may also use a portion of such proceeds to acquire or invest in businesses, products, services or technologies; however, we do not have binding agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds” on page S-14.

Risk Factors	Investing in our shares of common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully read this prospectus supplement in its entirety and carefully consider the risks and uncertainties described in “Risk Factors” beginning on page S-10 of this prospectus supplement, beginning on page 11 of the accompanying base prospectus and page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such risk factors may be amended, updated or modified periodically in our reports filed with the SEC, and the financial data and related notes and the reports incorporated by reference herein and therein.

Nasdaq Capital Market Symbol	“FTCI”.

The above discussion and table are based on 12,853,823 shares of common stock issued and outstanding as of December 31, 2024 and exclude the following:

•

1,799,715 shares of common stock reserved for future grant or issuance under our 2021 Stock Incentive Plan and 613,022 shares of common stock reserved for future grant or issuance under our 2021 Employee Stock Purchase Plan;

•

219,653 shares of common stock issuable upon exercise or vesting of options, having a weighted average exercise price of $19.73 per share (with 196,465 of such options being exercisable, having a weighted average exercise price of $21.27 per share); and

•	1,566,439 shares of common stock issuable upon vesting of restricted stock units, having an estimated grant date fair value of $5.70 per share.

RISK FACTORS

You should carefully consider the following risk factors and the information discussed under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.

Risks Related to this Offering

Changes in the U.S. trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenue, results of operations or cash flows.

Trade policies and international disputes at times result in increased tariffs, trade barriers and other restrictive measures. In particular, China and the United States have imposed and announced significant tariffs on imports of goods from each other’s respective countries in recent years. These developments and any further tariff increases could potentially impact our suppliers’ hardware component prices and impact any plans to provide services in China and other international markets. These developments could have a material adverse effect on global economic conditions and the stability of global financial markets.

China is a major producer of solar cells and other solar products. Certain solar cells, modules, laminates and panels from China are subject to tariffs imposed by the United States. Tariffs on solar cells, modules and inverters from China may put upwards pressure on prices of energy products in other countries.

On April 1, 2022, the U.S. Department of Commerce, in response to a petition by Auxin, published a notice initiating the Solar Circumvention Investigation relating to alleged circumvention of AD/CVD by solar manufacturers in certain Southeast Asian countries. On June 6, 2022, President Biden issued an Executive Order allowing U.S. solar deployers to import solar modules and cells from Cambodia, Malaysia, Thailand and Vietnam free from certain duties for 24 months, along with other incentives designed to accelerate U.S. domestic production of clean energy technologies. This moratorium ended in June 2024 and China-wide anti-dumping duties are now nearly 240% and countervailing duties for all other countries are over 15%. Additionally, on December 29, 2023, Auxin and Concept Clean Energy, Inc. filed suit in the U.S. Court of International Trade challenging the legal basis for the moratorium and implementing regulations. Several motions have been filed to date, including a motion to dismiss by the U.S. government, which the court rejected. If the suit proves successful, solar module importers could owe retroactive duties on goods that have already cleared customs. In addition, the U.S. Department of Commerce is currently conducting an antidumping and countervailing duty investigation into imports of Crystalline Silicon Photovoltaic Cells from Vietnam, Malaysia, Thailand and Cambodia, which may result in additional duties imposed on imports from those nations.

Furthermore, the United States continues to impose tariffs on goods imported from China under Section 301 of the Trade Act of 1974 (the “Section 301 Tariffs”). Although these tariffs were reduced in connection with the “Phase One” Agreement between the United States and China, which was signed in January 2020, the United States continues to impose tariffs ranging from 7.5% to 25% on a wide range of Chinese imports. These tariffs apply to solar products such as modules, inverters, and non-lithium-ion batteries. Since these tariffs impact the purchase price of solar products, they raise the cost associated with purchasing these solar products from China and reduce the competitive pressure on providers of solar products not subject to these tariffs.

In 2018, the President of the United States announced the imposition of tariffs on certain imported solar cells and modules under Section 201 of the Trade Act of 1974 (the “Section 201 Tariffs”). These tariffs apply on a global basis, to cells and modules from a variety of jurisdictions. The amount of these tariffs has declined over time, and is currently 14.25% ad valorem. On August 12, 2024, President Biden announced an adjustment to the tariff rate quota on solar cells raising it from 5 GW per year to 12.5 GW, starting August 1, 2024.

Finally, the new Trump administration has announced plans to impose 25% tariffs, affecting steel and aluminum imports into the United States, which could result in interruptions in the supply chain and impact costs and our gross margins.

Tariffs currently in place and the possibility of additional tariffs in the future have created uncertainty in the industry. If the price of solar systems in the United States increases further, the use of solar systems could become less economically feasible and could further reduce our gross margin or reduce demand for solar systems manufactured and sold, which in turn may decrease demand for our products. Additionally, existing or future tariffs may negatively affect our customers and manufacturing partners. We continue to monitor and adapt to developments and administrative updates surrounding the fast-paced changes in U.S. tariff policy.

We have taken measures with the intention of mitigating the effect of tariffs and the impact of AD/CVD and UFLPA on our business by reducing our reliance on China and enhancing our U.S.-based supply chain, including through our investment in Alpha Steel.

Our directors, executive officers and principal stockholders will continue to have substantial control over our company, which could limit your ability to influence the outcome of key transactions, including a change of control.

Our directors, executive officers and each of our 5% stockholders and their affiliates, in the aggregate, beneficially own approximately 34% of the outstanding shares of our common stock, based on the number of shares outstanding as of December 31, 2024. As a result, these stockholders, if acting together, will be able to significantly influence matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

If you purchase securities sold in this offering, you will incur immediate dilution.

Since the price per share of our common stock being offered is higher than the as adjusted net tangible book value per share of our common stock after giving effect to this offering, you will suffer dilution with respect to the as adjusted net tangible book value of the shares of common stock you purchase in this offering. Based on an assumed offering price of $3.42 per share (which was the closing price of our common stock on Nasdaq on April 29, 2025) and our as adjusted net tangible book value as of December 31, 2024, if you purchase common stock in this offering, you will suffer immediate dilution of $2.07 per share with respect to the net tangible book value of the common stock. You may experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, exercise of outstanding warrants, and when we otherwise issue additional shares of our common stock. For more information, see “Dilution.”

A large number of shares of common stock may be sold in the market as a result of this offering, which may significantly depress the market price of our common stock.

The shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering.

If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock. Sales of a substantial number of shares of common stock in the public market following this offering, or the perception that such sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of our additional equity securities.

The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an instruction to Wainwright at any time throughout the term of the Sale Agreement to sell shares of common stock. The number of shares of common stock that are sold by Wainwright after delivering an instruction will fluctuate based on a number of factors, including the market price of the shares of common stock during the sales period, limits we set with Wainwright and demand for our shares of common stock during the sales period. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued, if any.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends for the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, after taking into account our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation in the price of our common stock, if any, may be your only source of gain on an investment in our common stock.

Because we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We intend to use the net proceeds, if any, from this offering for general corporate purposes, including working capital and operating expenses. We may also use a portion of such proceeds to acquire or invest in businesses, products, services or technologies; however, we do not have binding agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds.” Accordingly, our management will have significant flexibility in applying the net proceeds, if any, from this offering. You will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Our stock price has been volatile and may continue to be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares of common stock at or above the public offering price.

Our stock price has fluctuated in the past and may continue to be volatile and subject to significant fluctuations in the future. The price of our common stock may change in response to fluctuations in our results of operations in future periods and also may change in response to other factors, including factors specific to companies in our industry. As a result, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance. Among other factors that could affect our stock price are:

•	changes in laws or regulations applicable to our industry or offerings;

•	speculation about our business in the press or investment community;

•	price and volume fluctuations in the overall stock market;

•	volatility in the market price and trading volume of companies in our industry or companies that investors consider comparable;

•	share price and volume fluctuations attributable to inconsistent trading levels of our common stock;

•

our ability to protect our intellectual property and other proprietary rights and to avoid infringement, misappropriation or violation of the intellectual property and other proprietary rights of third parties or claims by third parties of such infringement, misappropriation or violation;

•	sales of our common stock by us or our principal stockholders, officers and directors;

•	the expiration of contractual lock-up agreements;

•	the sustainability of an active trading market for our common stock;

•	success of competitive products or services;

•

the public’s response to press releases or other public announcements by us or others, including our filings with the SEC, announcements relating to litigation or significant changes in our key personnel;

•	the effectiveness of our internal controls over financial reporting;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	our entry into new markets;

•	tax developments in the U.S. or other markets;

•	strategic actions by us or our competitors, such as acquisitions or restructurings; and

•	changes in accounting principles.

Further, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. In addition, the stock prices of many renewable energy companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as inflation, recessions, interest rate changes or international currency fluctuations, may cause the market price of our common stock to decline. As a result, you may not be able to resell any of your shares of our common stock at or above the price paid.

USE OF PROCEEDS

We intend to use the net proceeds, if any, from this offering for general corporate purposes, including working capital and operating expenses. We may also use a portion of such proceeds to acquire or invest in businesses, products, services or technologies; however, we do not have binding agreements or commitments for any material acquisitions or investments at this time.

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. We may not sell any shares under or fully utilize the Sales Agreement with Wainwright as a source of financing. Therefore, the actual aggregate offering price, commissions and net proceeds are not determinable at this time.

DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2024 was approximately $10,748,000, or $0.84 per share. Net tangible book value per share represents our total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2024. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of shares of our common stock having an aggregate offering price of up to $11,350,576 in this offering at an assumed offering price of $3.42, the last reported sale price of our common stock as reported on Nasdaq on April 29, 2025, and after deducting commissions and estimated total offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $21,758,058, or $1.35 per share. This represents an immediate decrease in net tangible book value of $0.51 per share to existing stockholders and an immediate increase in net tangible book value of $2.07 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$3.42
Historical net tangible book value per share on December 31, 2024	$0.84
Increase in net tangible book value per share attributable to this offering	0.51
As adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering		1.35
Dilution per share to new investors in this offering		$2.07

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.42 per share shown in the table above, assuming all shares of our common stock having an aggregate offering price of up to $11,350,576 are sold at that price, would increase our as adjusted net tangible book value per share after the offering to $1.54 per share and would result in dilution in net tangible book value per share to new investors of $2.88 per share, after deducting commissions and estimated total offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.42 per share shown in the table above, assuming all shares of our common stock having an aggregate offering price of up to $11,350,576 are sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $1.15 per share and would result in an increase in net tangible book value per share to new investors of $1.27 per share, after deducting commissions and estimated total offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options are exercised or outstanding restricted stock units vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 12,853,823 shares of common stock issued and outstanding as of December 31, 2024 and exclude the following:

•

1,799,715 shares of common stock reserved for future grant or issuance under our 2021 Stock Incentive Plan and 613,022 shares of common stock reserved for future grant or issuance under our 2021 Employee Stock Purchase Plan;

•

219,653 shares of common stock issuable upon exercise or vesting of options, having a weighted average exercise price of $19.73 per share (with 196,465 of such options being exercisable, having a weighted average exercise price of $21.27 per share); and

•	1,566,439 shares of common stock issuable upon vesting of restricted stock units, having an estimated grant date fair value of $5.70 per share.

DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

We are offering up to 3,318,881 shares of common stock at an assumed offering price of $3.42 per share, which was the closing price of our common stock on Nasdaq on April 29, 2025, for aggregate gross proceeds of $11,350,576. The following description of our shares of common stock summarizes the material terms and provisions thereof.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying base prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “FTCI.” The transfer agent for the common stock is Continental Stock Transfer & Trust.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of May 1, 2025, under which we may offer and sell shares of our common stock from time to time through Wainwright as the sales agent. Pursuant to this prospectus supplement and the accompanying base prospectus, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $11,350,576.

The Sales Agreement provides that sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of common stock being made through Wainwright under the Sales Agreement at any time upon proper notice to the other party.

Settlement for sales of common stock will occur on the first trading day, or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our common stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of the Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission of up to 3.0% of the gross sales price of the shares of our common stock that Wainwright sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000, in addition to up to a maximum of $5,000 per due diligence update session in connection with this offering for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us, plus any incidental expense incurred by Wainwright in connection therewith. We will report at least quarterly the number of shares of our common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our common stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement will be filed as an exhibit to our Current Report on Form 8-K, to be filed with the SEC, and such agreement shall be incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” in this prospectus supplement for more information.

LEGAL MATTERS

The validity of the common stock being offered under this prospectus supplement by us will be passed upon for us by Pryor Cashman LLP of New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to H.C. Wainwright & Co., LLC in connection with this offering.

EXPERTS

The consolidated financial statements of FTC Solar Inc. (the Company) as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying base prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying base prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.ftcsolar.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. Any information so updated or superseded will not constitute a part of this prospectus supplement, except as so updated or superseded. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;

•	Current Reports on Form 8-K, filed on March 10, 2025, March 31, 2025 and May 1, 2025, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K

•

The portions of the Definitive Proxy Statement on Schedule 14A, filed on April 30, 2025, that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	The description of common stock set forth in the Description of Registrant’s Securities, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus supplement. You should direct requests for those documents to FTC Solar, Inc., 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759, Attention: Bill Michalek (telephone: (737) 787-7906). Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by us in connection with the offer and sale of the securities being registered hereby.

Expenses of Issuance and Distribution	Amount to be Paid
SEC registration fee	$9,915.50
FINRA filing fee	*
Transfer agent, trustee and registrar fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky fees and expenses	*
Miscellaneous expenses	*
Total	*

*

Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any applicable prospectus supplement.

We will bear all costs, expenses and fees in connection with the registration of the securities being registered hereby, including with regard to compliance with state securities or “blue sky” laws.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Our certificate of incorporation and bylaws contain such a provision.

We have in effect a directors and officers liability insurance policy indemnifying our directors and officers for certain liabilities incurred by them, including liabilities under the Securities Act and the Exchange Act. We pay the entire premium of this policy.

We are party to indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Section 145 of the DGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Any underwriting agreement or similar agreement that we enter into in connection with an offer of securities pursuant to this registration statement may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities arising under the Securities Act. Insofar as the forgoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The Exhibits listed on the accompanying Exhibit Index immediately preceding the signature pages hereto are incorporated by reference as if fully set forth herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement(a)

4.1	Form of Indenture(a)

4.2	Form of Debt Security(a)

4.3	Form of Warrant Agreement (including form of Warrant Certificate)(a)

5.1	Opinion of Pryor Cashman LLP(b)

23.1	Consent of BDO USA, P.C.(b)

23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.1)(b)

24.1	Power of Attorney (included in Signature Page)(b)

107	Filing Fee Table(b)

(a)	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.
(b)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, FTC Solar, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2025.

FTC SOLAR, INC.

By:	/s/ Yann Brandt
Name: Yann Brandt
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Yann Brandt and Cathy Behnen, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Yann Brandt Yann Brandt	President and Chief Executive Officer, Director (Principal Executive Officer)	May 1, 2025

/s/ Cathy Behnen Cathy Behnen	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 1, 2025

/s/ Shaker Sadasivam Shaker Sadasivam	Director; Chairman of the Board	May 1, 2025

/s/ Pablo Barahona Pablo Barahona	Director	May 1, 2025

/s/ Ahmad Chatila Ahmad Chatila	Director	May 1, 2025

/s/ Lisan Hung Lisan Hung	Director	May 1, 2025

Name	Title	Date

/s/ William Aldeen Priddy, Jr. William Aldeen Priddy, Jr.	Director	May 1, 2025

/s/ David Springer David Springer	Director	May 1, 2025